EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-277663 and 333-267376 on Form S-3 and Registration Statement No. 333-193930 on Form S-8 of our reports dated August 29, 2024, relating to the financial statements of Napco Security Technologies, Inc. (the “Company”), and the effectiveness of the Company's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended June 30, 2024.

/s/ Deloitte & Touche LLP

Jericho, New York

August 29, 2024

E-19